UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

SanSal Wellness Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-191251	99-0375676
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6610 North University Drive #220, Fort Lauderdale, FL	33321
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 722-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “SanSal,” “we,” “us” and “our” refer to SanSal Wellness Holdings, Inc. and its subsidiary.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2018, the Company issued a press release announcing that it had appointed Nicholas DiFrancesco as Vice President of Medical Sales and Marketing. A copy of that press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Nicholas DiFrancesco, 36, in his capacity as SanSal Wellness’ Vice President of Medical Sales and Marketing, is directly overseeing the creation, launch, marketing, and sale of the Company's planned product line targeted to key participants in the professional medical community such as doctors, pharmacists, physiotherapists, and chiropractors.  With over 16 years of sales and marketing experience in the pharmaceutical and medical device industries, Mr. DiFrancesco holds a record of consistent achievements in driving innovative, cost-effective sales and marketing strategies, programs and initiatives that produce ground breaking impact to account retention and revenue growth.   Mr. DiFrancesco has hired, managed and trained medical sales teams who helped achieve growth targets in their respective product categories For seven years prior to joining SanSal Wellness, Mr. DiFrancesco was employed by Primus Pharmaceuticals, where he initially served as served as Professional Specialty Territory Manager from March 2011 to August 2012 and then was promoted to the newly created position of National Marketing and Sales Associate, a position he occupied from August 2012 to August 2017.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No	Description
99.1	Press Release dated May 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2018	SANSAL WELLNESS HOLDINGS, INC.

	By:	/s/ Alexander M. Salgado
Alexander M. Salgado, Chief Executive Officer